Exhibit 99.1

Media

Dan Greenfield

EarthLink

404-432-6526 (mobile)

greenfie@corp.earthlink.net

Investors

Michael Gallentine

EarthLink

404-748-7153

404-395-5155 (mobile)

gallentineml@corp.earthlink.net

EARTHLINK ISSUES FIRST QUARTER AND

FULL YEAR 2006 GUIDANCE

Company also discusses longer term growth and profitability targets

ATLANTA, FEBRUARY 22, 2006– EarthLink, Inc. (NASDAQ: ELNK), the nation’s next generation Internet service provider (ISP), today announced first quarter and full year 2006 guidance.  The company has scheduled an investment community meeting for Thursday, February 23, 2006 at 8:00 a.m. EST to highlight its key strategic initiatives.

“We expect 2006 to be a transformational year for EarthLink,” said Garry Betty, EarthLink’s chief executive officer.  “The cash generated from our traditional Internet access business is helping fund our expanding product portfolio of voice, data and wireless services for residential and business customers.

“Over the next three years, we plan to generate meaningful growth as we become a total communications company.  We believe our current and proposed investments in municipal Wi-Fi broadband, voice and our wireless joint-venture, HELIO, will give us a unique advantage in the marketplace.”

Business Outlook

The following statements are based on management’s current expectations.  These statements are forward-looking, and actual results may differ materially.  See comments under “Cautionary Information Regarding Forward-Looking Statements” below.  The company undertakes no obligation to update these statements.

EarthLink believes its municipal Wi-Fi broadband, voice and HELIO initiatives represent significant growth opportunities, but they may require significant investment over several years.  These investments could take the form of initial product development and infrastructure costs as well as additional sales and marketing expenditures to generate subscribers and recurring revenues.  The operating models for these new initiatives are similar to the ISP operating model on which the company has based its current operations.

In the early stages of these products’ life cycles, investments in sales and marketing expenditures are expected to exceed the operating profits derived from the service offerings.  Once the company adds a sufficient number of new subscribers, operating profits are expected to exceed the incremental sales and marketing expenditures needed to acquire additional customers.  At that point, EarthLink expects these new services to generate operating profits.

For the first quarter of 2006, EarthLink expects its initiatives will have minimal impact on subscriber growth as only EarthLink trueVoice(sm) has been commercially launched nationwide.  EarthLink’s DSL and Home Phone Service bundle is currently only available in four markets, and the municipal Wi-Fi products have not yet been commercially deployed.  Based on current market trends and operating plans, EarthLink expects the number of subscribers at the end of the first quarter 2006 to stay level with the number of subscribers it reported at the end of 2005.  EarthLink expects to continue to generate growth in its value narrowband and high-speed access service offerings, while experiencing a decline in premium narrowband subscribers.

During 2006, EarthLink expects to begin marketing its DSL and Home Phone Service bundles and municipal Wi-Fi services over a larger coverage area, but it expects these products will have a limited impact on subscriber levels until the fourth quarter of 2006.  As in prior years, EarthLink expects subscriber decreases in the seasonally weaker second and third quarters and subscriber growth again in the fourth quarter of 2006.  For the full year 2006, EarthLink expects its paying subscribers to be approximately level with the 5.3 million subscribers it reported at the end of 2005.

As a result of the expected access subscriber levels and the minimal subscriber and revenue contributions of its new service offerings, EarthLink anticipates that revenues will be $310 million to $315 million for the first quarter of 2006.

As these growth initiatives are expected to have a limited impact on subscribers and revenues until the fourth quarter of 2006, EarthLink expects full year 2006 revenues to be approximately $1.3 billion, consistent with 2005.  However, because of the timing of the expected impact of these initiatives, EarthLink expects to realize sequential revenue growth beginning in the fourth quarter of 2006.  Longer term, EarthLink is targeting revenue growth rates of 10 percent to 15 percent compounded annually through 2009.

For the first quarter of 2006, EarthLink expects to increase operating expenses and sales and marketing expenditures for the expected municipal Wi-Fi market introductions in Anaheim, California and Philadelphia, the additional market introductions for DSL and Home Phone Service bundles, and increased marketing for EarthLink trueVoice.  In addition, EarthLink adopted Statement of Financial Accounting Standards No. 123(R) on January 1, 2006 and began recording expenses for stock options.  Accordingly, Adjusted EBITDA (a non-GAAP measure) in the first quarter of 2006 is expected to be between $24 million and $29 million, inclusive of stock-based compensation charges.

For the full year 2006, EarthLink expects its legacy access services will generate slightly lower profits compared to 2005.  Additionally, EarthLink anticipates that it could incur incremental operating expenses of $75 million to $100 million for its new growth initiatives, primarily in the form of incremental sales and marketing expenditures.  As such, Adjusted EBITDA for the full year 2006 is expected to be $100 million to $125 million.  While these growth initiatives are expected to adversely impact operating margins in the short term, EarthLink is targeting long-term Adjusted EBITDA margins of 17 percent to 19 percent by 2009.

In addition, EarthLink expects HELIO to launch its wireless service offering in the first half of 2006.  HELIO’s spending is expected to increase significantly once it begins to market these services.  While HELIO’S loss for the first quarter of 2006 is not expected to increase significantly compared to the fourth quarter of 2005, if HELIO is successful in generating subscriber growth for the full year 2006, HELIO’s sales and marketing spending could increase which would result in significant net losses for HELIO.

Accordingly, for the first quarter of 2006, EarthLink expects net income to be between $2 million and $9 million, which includes $(14) million to $(16) million of equity method losses associated with its proportionate share of HELIO’s results. For the full year 2006, EarthLink expects net income to be between break-even and a net loss of $(45)

million, which includes $(90) million to $(110) million of equity method losses associated with its proportionate share of HELIO’s results.

Non-GAAP Measures

Adjusted EBITDA is defined as earnings before interest income and expense, income taxes, depreciation and amortization, net losses of equity affiliate, gain (loss) on investments in other companies, net, and facility exit and restructuring costs.  Adjusted EBITDA margin represents Adjusted EBITDA divided by total revenues.

Free cash flow is defined as income from operations before facility exit and restructuring costs and depreciation and amortization, less cash used for purchases of property and equipment and purchases of subscriber bases.

Adjusted EBITDA and free cash flow are non-GAAP financial performance measures and should not be considered in isolation or as an alternative to measures determined in accordance with U.S. generally accepted accounting principles.  Please refer to the “Reconciliation of Guidance Provided in Non-GAAP Measures” and the related note for a reconciliation of Adjusted EBITDA to the most comparable measure reported in accordance with U.S. generally accepted accounting principles and for a discussion of the presentation, comparability and use of Adjusted EBITDA.

Conference Call and Webcast Information for Investment Community Meeting

The investment community meeting is scheduled to begin at 8:00 a.m. EST on February 23, 2006 and is expected to conclude at approximately 12:30 p.m. EST.  For investment community professionals interested in attending, the meeting will be held at:

The Sofitel, New York

45 West 44th Street

New York, New York  10036

Investors in the U.S. and Canada interested in listening to the presentations on February 23, 2006 may dial (800) 706-0730 and reference the EarthLink investment community meeting .  Other international investors may dial (706) 634-5173 and reference the conference code 4109599 or the EarthLink Investment Community meeting.  EarthLink recommends dialing into the call approximately 10 minutes prior to the scheduled start time.

A taped audio-only replay will be available beginning at 9:00 a.m. EST on February 24, 2006 through midnight on March 2, 2006 by dialing (800) 642-1687. International callers should dial (706) 645-9291. The replay confirmation code is 4109599.

The Webcast of the audio portion of the Investment Community meeting will be archived on EarthLink’s site at:

http://phx.corporate-ir.net/phoenix.zhtml?c=77594&p=irol-audioArchives.

The presentation slides for the Investment Community meeting will be available on the EarthLink Web site at:

http://phx.corporate-ir.net/phoenix.zhtml?c=77594&p=irol-presentations

About EarthLink

“EarthLink. We revolve around you™.” As the nation’s next generation Internet service provider, Atlanta-based EarthLink has earned an award-winning reputation for outstanding customer service and its suite of online products and services. Serving over five million subscribers, EarthLink offers what every user should expect from their Internet experience: high-quality connectivity, minimal online intrusions and customizable features. Whether it’s dial-up, high-speed, voice, web hosting, wireless or “EarthLink Extras” like home networking or security, EarthLink connects people to the power and possibilities of the Internet. Learn more about EarthLink by calling (800) EARTHLINK or visiting EarthLink’s Web site at www.EarthLink.net.

# # #

Cautionary Information Regarding Forward-Looking Statements

This press release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. We disclaim any obligation to update any forward-looking statements contained herein, except as may be required pursuant to applicable law. With respect to forward-looking statements in this press release, the company seeks the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation, (1) that we may be unable to successfully enhance existing or develop new products and services in a cost-effective manner to meet customer demand in the rapidly evolving market for Internet, wireless and wireline communications services, including new products and services offered in connection with our voice and municipal broadband network initiatives; (2) that we may not realize the benefits we are seeking from our investments in the HELIO joint venture with SK Telecom Co., Ltd. or our other investment activities, as a result of lower than predicted revenues or subscriber levels of the companies in which we invest, larger funding requirements for those companies or otherwise; (3) that our service offerings may fail to be competitive with existing and new competitors; (4) that competitive product, price or marketing pressures could cause us to lose existing customers to competitors, or may cause us to reduce prices for our services which would adversely impact average revenue per user; (5) that we may experience significant fluctuations in our operating results and rate of growth and may not be able to sustain profitability; (6) that we may not be successful in making and integrating acquisitions and investments into our business, which would result in operating difficulties; (7) that the continued decline of our narrowband revenues may adversely affect us; (8) that we may not be able to successfully implement our broadband strategy which could materially and adversely affect our subscriber growth rates, future overall revenues and profitability; (9) that we may be unable to maintain or increase our customer levels if integrated local exchange carriers and cable companies do not provide last mile broadband access to us on a wholesale basis or on terms or at prices that allow us to grow and be profitable in the broadband market, especially as a result of the recent U.S. Supreme Court ruling and FCC order concerning wholesale broadband access; (10) that our commercial and alliance arrangements, including marketing arrangements with Sprint and Dell, may be terminated or may not be as beneficial to us as we anticipate;  (11) that the market for VoIP services may not develop as anticipated; (12) that we may not generate the returns anticipated on our investments to construct and deploy municipal wireless broadband networks; (13) that our third-party network providers may be unwilling or unable to provide Internet, wireline and wireless telecommunications access; (14) that our third-party providers for technical and customer support and billing services may be unable to provide these services on an economical basis or at all; (15) that service interruptions or impediments could harm our business; (16) that business failures and mergers in the telecommunications industry may inhibit our ability to manage our costs; (17) that government regulations could force us to change our business practices;  (18) that we may be unable to protect our proprietary technologies or successfully defend infringement claims and that we may be required to enter licensing arrangements on unfavorable terms; (19) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (20) that we could face substantial liabilities if we are unable to successfully defend against legal actions; (21) that we may not be able to continually develop effective business systems, processes and personnel to support our business; (22) that we may be unable to hire and retain qualified personnel, including our key executive officers; (23) that our stock price has been volatile and may continue to be volatile; (24) that provisions in our certificate of incorporation, bylaws and shareholder rights plan could limit our share price and delay a change of management; and (25) that some other unforeseen difficulties may occur. This list is intended to identify some of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included herein. These factors are not intended to represent a complete list of all risks and uncertainties inherent in the company’s business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in EarthLink’s filings with the Securities and Exchange Commission.

Reconciliation of Guidance Provided in Non-GAAP Measures (amounts are estimates) (1)

	Three Months Ending March 31, 2006	Year Ending December 31, 2006
	(in millions)
Reconciliation of Net Income (Loss) to Adjusted EBITDA (1):
Net income (loss)	$2 - $9	($45) - $0
Depreciation	8	41
Acquisition-related amortization	2	9
Net losses of equity affiliate (HELIO)	14 - 16	90 - 110
Interest income and other, net	(4)	(15)
Adjusted EBITDA (1)	$24 - $29	$100 - $125

Footnotes

(1)               Earnings before interest income and expense, income taxes, depreciation and amortization (EBITDA), and net losses of equity affiliate, gain on investments in other companies, net, and facility exit and restructuring costs (Adjusted EBITDA) is a non-GAAP measure and is not determined in accordance with U.S. generally accepted accounting principles. This financial performance measure is not indicative of cash provided or used by operating activities and may differ from comparable information provided by other companies, and it should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with U.S. generally accepted accounting principles. This financial performance measure is commonly used in the industry and is presented because EarthLink believes it provides relevant and useful information to investors. EarthLink utilizes this financial performance measure to assess its ability to meet future capital expenditures and working capital requirements, to incur indebtedness if necessary, and to fund continued growth. EarthLink also uses this financial performance measure to evaluate the performance of its business, for budget planning purposes and as a factor in its employee compensation programs.  Since the elements of this financial performance measure are determined using the accrual basis of accounting and exclude the effects of certain capital, financing, acquisition-related, and facility exit and restructuring costs, investors should use it to analyze and compare companies on the basis of current period operating performance.